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EXHIBIT  B
                                STATE OF MARYLAND
Commissioners                        [SEAL]                  BRYAN G. MOORHOUSE
                                                             GENERAL COUNSEL

GLENN F. IVEY                                                DANIEL P. GAHAGAN
CHAIRMAN                                                     EXECUTIVE SECRETARY

CLAUDE M. LIGON                                              GREGORY V. CARMEAN
E. MASON HENDRICKSON                                         EXECUTIVE DIRECTOR
SUSANNE BROGAN
GERALD L.  THORPE

                            PUBLIC SERVICE COMMISSION

                          WILLIAM DONALD SCHAEFER TOWER
                                6 ST. PAUL STREET
                         BALTIMORE, MARYLAND 21202-6806
                                 (410) 767-8000
                            FAX NUMBER (410) 333-6495

(34, 6/24/98AM; ML#62034; S-345)

                                  June 26, 1998

The Honorable Jonathan G.  Katz
Secretary, Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Secretary Katz:

        Columbia Gas of Maryland, Inc. ("CMD"), a subsidiary of Columbia Energy Group ("CEG"), a registered public utility holding company, has advised this Commission that CED is considering investment opportunities in Foreign Utility Companies ("FUCos") and Exempt Wholesale Generators ("EWGs"). In that connection, CMD and CEG have requested the Public Service Commission of Maryland to provide you with the certification contemplated by Section 33(a)(2) of the Public Utility Holding company Act, as added by the Energy Policy Act of 1992 (15 U.S.C. Section 79z-5(b)(a)(2)).

        The Public Service Company of Maryland certifies that it has the statutory authority and the resources to protect the ratepayers of CMD and intends to exercise that authority.

        This certification is considered applicable with respect to CEG's investment and acquisition of ownership in FUCos and EWGs. This certification is expressly






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conditioned on and is subject to being revised or withdrawn by the Commission on a prospective basis, if it deems that action to be appropriate.

                                By Direction of the Commission,


                                Donald P. Eveleth
                                Acting Executive Secretary
jrb
Enclosure





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